Exhibit 99.1

Mirna Therapeutics Announces Results of Annual Meeting of Stockholders

Austin, Texas, August 25, 2017 –Mirna Therapeutics, Inc. (Mirna) (NASDAQ: MIRN) announced today that, based upon the final vote count certified by the independent inspector of elections for the annual meeting of stockholders held August 24, 2017, its stockholders approved all of the merger-related proposals, including: (i) the Agreement and Plan of Merger and Reorganization, dated as of May 15, 2017, by and among Mirna, Meerkat Merger Sub, Inc. and Synlogic, Inc. (Synlogic), and the transactions contemplated thereby, including the merger and the issuance of Mirna’s common stock to Synlogic’s stockholders pursuant to the Agreement and Plan of Merger and Reorganization, (ii) an amendment to the amended and restated certificate of incorporation of Mirna to effect a reverse stock split of Mirna’s common stock, at a ratio of one new share for every five to nine shares outstanding and (iii) an amendment to the amended and restated certificate of incorporation of Mirna to change the corporate name of Mirna from “Mirna Therapeutics, Inc.” to “Synlogic, Inc.” As a result of the stockholders’ approval of the reverse stock split, the Board of Directors of Mirna approved a reverse stock split of Mirna’s common stock at a ratio of one new share for every seven shares outstanding. The reverse stock split will become effective at 5:00 p.m. EST on August 25, 2017. Subject to the satisfaction of customary closing conditions, the closing of the merger with Synlogic is expected to occur on August 28, 2017. The consolidated common shares for the combined company, which will be renamed Synlogic, Inc., are expected to commence trading on The NASDAQ Capital Market under the symbol “SYBX” on August 28, 2017.

“We are pleased to have received such strong support for this transaction from our stockholders, with approximately 94.7% of the stockholder votes cast at the meeting approving the merger,” stated Paul Lammers, M.D., M.Sc., Mirna’s President and Chief Executive Officer.

In addition to the merger related proposals, Mirna’s stockholders also (i) approved the election of Lawrence M. Alleva and Michael Powell, Ph.D., to Mirna’s Board of Directors for three year terms set to expire no later than in 2020 and (ii) ratified the selection, by the Audit Committee of Mirna’s Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Mirna for its fiscal year ending December 31, 2017.

About Mirna

Mirna is a biopharmaceutical company that has focused on the development of microRNA-based oncology therapeutics. Mirna’s first product candidate, MRX34, the first microRNA mimic to enter clinical development in oncology, was studied as a single agent in a multicenter Phase 1 clinical trial. In September 2016, Mirna voluntarily halted enrollment and dosing in the clinical study following multiple immune-related serious adverse events (SAEs) observed in patients dosed with MRX34 over the course of the trial. Subsequently, the U.S. Food and Drug Administration (FDA) notified the Company that the Investigational New Drug (IND) Application for MRX34 was placed on full clinical hold. The Company has since closed the IND and focused on evaluating strategic alternatives, including the possibility of a merger or sale of the Company.

About Synlogic™

Synlogic is pioneering the development of a novel class of living treatments, Synthetic BioticTM medicines, based on its proprietary drug development platform. Synlogic’s initial pipeline includes Synthetic Biotic medicines for the treatment of rare genetic diseases, such as Urea Cycle Disorder (UCD) and Phenylketonuria (PKU). In addition, the company is leveraging the broad potential of its platform to create Synthetic Biotic medicines for the treatment of more common diseases, including liver disease, inflammatory and immune disorders, and cancer. Synlogic is collaborating with AbbVie to develop Synthetic Biotic-based treatments for inflammatory bowel disease (IBD). For more information, please visit synlogictx.com.

About Synthetic Biotic Medicines:

Synlogic’s innovative new class of Synthetic Biotic medicines leverages the tools and principles of synthetic biology to genetically reengineer beneficial, probiotic microbes to perform critical functions missing or damaged due to disease. The company’s two lead programs target a group of rare metabolic diseases – inborn errors of metabolism (IEM). Patients with these diseases are born with a faulty gene, inhibiting the body’s ability to breakdown commonly occurring by-products of digestion that then accumulate to toxic levels and cause serious health consequences. When delivered orally, these medicines can act from the gut to compensate for the dysfunctional metabolic pathway and have a systemic effect. Synthetic Biotic medicines are designed to clear toxic metabolites associated with specific metabolic diseases and promise to significantly improve the quality of life for affected patients.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Mirna, Synlogic or the management of either company, before or after the aforementioned merger, may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements relating to the timing and completion of the proposed merger; Mirna’s continued listing on the NASDAQ Global Market until closing of the proposed merger; the combined company’s listing on the NASDAQ Global Market after closing of the proposed merger; expectations regarding the capitalization, resources and ownership structure of the combined company; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the combined company; the difficulty in predicting the time and cost of development of Synlogic’s product candidates; the executive and board structure of the combined company; and expectations regarding voting by Mirna’s and Synlogic’s stockholders. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Mirna and Synlogic to consummate the transaction; risks related to Mirna’s ability to correctly estimate its operating expenses and its expenses associated with the transaction; the ability of Mirna or Synlogic to protect their respective intellectual property rights; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Mirna’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2017 and Mirna’s most recent Registration Statement on Form S-4 filed with the SEC. Mirna can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Mirna undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Brad Miles

Phone: 646-513-3125

Email: bmiles@bmccommunications.com

Alan Fuhrman

Phone: 512-901-0950

Email: afuhrman@mirnarx.com